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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549




FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934


FEBRUARY 24, 1998
Date of Report (Date of earliest event reported)


NETSCAPE COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)



DELAWARE                       0-26310                  94-3200270
State or other                 Commission File Number)  (I.R.S. Employer
jurisdiction of incorporation)                          Identification No.)


501 EAST MIDDLEFIELD ROAD
MOUNTAIN VIEW, CALIFORNIA 94043
(Address of principal executive offices)


(650) 254-1900
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

     The information set forth in the attached press release of Netscape Communications Corporation's ("Netscape") dated February 24, 1998 is incorporated herein by reference. Netscape's Board of Directors adopted the change in the fiscal year as of February 24, 1998. Netscape will be filing a Quarterly Report on Form 10-Q following the close of its fiscal quarter ending April 30, 1998. Netscape will also be filing a Transition Report on Form 10-K for the transition period of January 1 - October 31, 1998 following the close of its fiscal year on October 31, 1998.



ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

            (C) EXHIBITS

Exhibit No.         Description

99.1                Text of Press Release dated February 24, 1998

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                             SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                         NETSCAPE COMMUNICATIONS CORPORATION


Date: February 24, 1998       By: /s/ Peter L.S. Currie

                                 Peter L.S. Currie
                                 Executive Vice President and Chief
                                 Administrative Officer

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INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED FEBRUARY 24, 1998



Exhibit        Description

99.1           Text of Press Release dated February 24, 1998


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EXHIBIT 99.1


NETSCAPE CHANGES FISCAL YEAR END TO ALIGN
WITH ENTERPRISE SALES FOCUS



MOUNTAIN VIEW, Calif. (Feb. 24, 1998) -- Netscape Communications
Corporation today announced its Board of Directors has approved a resolution to change the company's fiscal year to November 1 through October 31, effective immediately. The company previously reported results on a calendar fiscal year model of January 1 through December 31.

The Board's action reflects Netscape's increased focus on its enterprise software and services business and is designed to align the company's financial reporting practices with its business strategy by taking into account the seasonal buying patterns of enterprise customers. The off-calendar quarterly reporting practice is common among major computer hardware and software vendors who service large enterprises. As a result of this action, the company will report January results as part of the year to date financials in conjunction with reporting financial results for the quarter ended April 30, 1998.

Netscape Communications Corporation is a leading provider of open software for linking people and information over enterprise networks and the Internet. The company offers a full line of clients, servers, development tools and commercial applications to create a complete platform for next-generation, live online applications. Traded on Nasdaq under the symbol "NSCP," Netscape Communications Corporation is based in Mountain View, California.

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